Exhibit 8.2

Permanent Funding (No. 2) Limited                     ALLEN & OVERY LLP
35 Great St. Helen's                                  One Bishops Square
London EC3A 6AP                                       London  E1 6A0
United Kingdom                                        United Kingdom

                                                      Tel  +44 (0)20 3088 0000
                                                      Fax  +44 (0)20 3088 0088


Our ref  33775-00220 ICM:5353930.3

September 28, 2007

Re: PERMANENT FUNDING (NO. 2) LIMITED REGISTRATION STATEMENT ON FORM S-3 LADIES AND GENTLEMEN:

We have acted as English legal counsel and as United Kingdom tax counsel to Permanent Funding (No. 2) Limited, a public limited company incorporated under the laws of England and Wales, and Permanent Master Issuer PLC, a public limited company incorporated under the laws of England and Wales (the ISSUING ENTITY), in connection with the preparation of the registration statement on Form S-3 (the REGISTRATION STATEMENT) that was filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the
ACT), on August 17, 2006, as amended on the date hereof, of which the prospectus supplement and prospectus (collectively, the PROSPECTUS) form a part. The Registration Statement and the Prospectus relate to the Issuing Entity's issuance from time to time of class A notes, class B notes, class M notes, class C notes and class D notes in one or more series (the NOTES). The Notes will be issued pursuant to a trust deed between The Bank of New York and the Issuing Entity.

As United Kingdom tax counsel, we have advised the Issuing Entity with respect to the material United Kingdom tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "Summary--United Kingdom tax status" and "United Kingdom taxation" (collectively, the DISCUSSIONS), each relating to the Notes, in the prospectus that is part of the Registration Statement. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal Matters" in the prospectus supplement and in the prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Allen & Overy LLP

ALLEN & OVERY LLP

Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Solicitors Regulation Authority of England and Wales. The term partner is used to refer to a member of Allen & Overy LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AO.
Allen & Overy LLP or an affiliated undertaking has an office in each of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Dusseldorf, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Mannheim, Milan, Moscow, New York, Paris, Prague, Riyadh (associated office), Rome, Shanghai, Singapore, Tokyo and Warsaw.